SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2012 (July 21, 2012)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2012, Flowers Foods, Inc. (“Flowers”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Andrew Barowsky and Albert Lepage (the “Shareholders”) covering the shares of Flowers common stock, par value $.01 per share (“Flowers Stock”), received by the Shareholders in connection with the consummation of the transactions contemplated by the Merger Agreement (as defined below). The Registration Rights Agreement requires Flowers to file a resale registration statement within 15 days of July 21, 2012 and to maintain the effectiveness of such resale registration statement for twelve months or until such time as the Shareholders are not affiliates (as such term is defined in Rule 144 under the Securities Act of 1933 (the “Securities Act”)) of Flowers, subject to the other terms and conditions contained in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 23, 2012, Flowers issued a press release announcing that it had completed its previously announced acquisition of Lepage Bakeries, Inc. (“Lepage”) and certain of Lepage’s affiliated companies for cash and Flowers Stock.

Pursuant to the Acquisition Agreement dated May 31, 2012 (the “Acquisition Agreement”), by and among Flowers, Lobsterco I, LLC, a Maine single-member limited liability company and indirect wholly owned subsidiary of Flowers (“Lobsterco I”), Lepage, RAL, Inc., a Maine corporation (“RAL”), Bakeast Company, a Maine general partnership (“Bakeast Partnership”), Bakeast Holdings, Inc., a Delaware corporation (“Bakeast Holdings,” and collectively with Lepage, RAL and Bakeast Partnership, the “Acquired Entities”), and the equityholders of the Acquired Entities named in the Acquisition Agreement (collectively, the “Equityholders”), Lobsterco I purchased from the Equityholders all of the issued and outstanding shares of the Acquired Entities in exchange for $320 million in cash and deferred cash payments.

Pursuant to the Agreement and Plan of Merger dated May 31, 2012 (the “Merger Agreement”), by and among Flowers, Lobsterco II, LLC, a Maine single-member limited liability company and indirect wholly owned subsidiary of Flowers (“Lobsterco II”), Aarow Leasing, Inc., a Maine corporation (“Aarow”), The Everest Company, Incorporated, a Maine corporation (“Everest,” and together with Aarow, the “Acquired Companies”), and the Shareholders, the Acquired Companies merged with and into Lobsterco II (the “Merger”) and all of the issued and outstanding shares of common stock of the Acquired Companies were exchanged for 2,178,648 shares of Flowers Stock.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Report is incorporated into this Item 3.02 by this reference.

In connection with the Merger, a total of 2,178,648 shares of Flowers Stock were issued to the Shareholders in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(2) thereof and Regulation D thereunder. Flowers relied on the representations, warranties, certifications and agreements of the Shareholders, including their agreement with respect to restrictions on resale, in support of their satisfaction of the conditions contained in Section 4(2) and Regulation D under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent financial statements for the acquired business are required by this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

To the extent pro forma financial information for the acquired business is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Exhibits.

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of July 21, 2012, by and among Flowers Foods, Inc. and the holders named therein.

99.1	Press Release of Flowers Foods, Inc. dated July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Executive Vice President and Chief Financial Officer

Date: July 23, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of July 21, 2012, by and among Flowers Foods, Inc. and the holders named therein.

99.1	Press Release of Flowers Foods, Inc. dated July 23, 2012.